Exhibit 99.2 CREATING A LEADING FULL-CYCLE SERVICE PROVIDER March 11, 2021Exhibit 99.2 CREATING A LEADING FULL-CYCLE SERVICE PROVIDER March 11, 2021

Important Information No Offer or Solicitation This communication relates to a proposed merger and related transactions (the “Transactions”) between Frank’s International N.V. (“Frank’s”) and Expro Group Holdings International Limited (“Expro”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transactions or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Important Additional Information In connection with the Transactions, Frank’s intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus of Frank’s. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the shareholders of the Frank’s and Expro. SHAREHOLDERS OF FRANK’S AND EXPRO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Such shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Frank’s and Expro once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on the Frank’s website, www.franksinternational.com. Participants in the Solicitation Frank’s and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Frank’s in connection with the Transactions. Expro and its officers and directors may also be deemed participants in such solicitation. Information regarding Frank’s directors and executive officers is contained in the proxy statement for Frank’s 2020 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2020, Frank’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021, and certain of its Current Reports on Form 8-K. You can obtain a free copy of these documents at the SEC’s website at http://www.sec.gov or by accessing Frank’s website at http://www.franksinternational.com. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. 1Important Information No Offer or Solicitation This communication relates to a proposed merger and related transactions (the “Transactions”) between Frank’s International N.V. (“Frank’s”) and Expro Group Holdings International Limited (“Expro”). This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transactions or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Important Additional Information In connection with the Transactions, Frank’s intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus of Frank’s. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the shareholders of the Frank’s and Expro. SHAREHOLDERS OF FRANK’S AND EXPRO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. Such shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about Frank’s and Expro once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on the Frank’s website, www.franksinternational.com. Participants in the Solicitation Frank’s and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Frank’s in connection with the Transactions. Expro and its officers and directors may also be deemed participants in such solicitation. Information regarding Frank’s directors and executive officers is contained in the proxy statement for Frank’s 2020 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2020, Frank’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021, and certain of its Current Reports on Form 8-K. You can obtain a free copy of these documents at the SEC’s website at http://www.sec.gov or by accessing Frank’s website at http://www.franksinternational.com. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. 1

Forward-Looking Statements The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Expro or Frank’s expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance that convey the uncertainty of future events or outcomes identify the forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include, but are not limited to, statements, estimates and projections regarding the Transactions, pro forma descriptions of the combined company, anticipated or expected revenues, EBITDA, synergies or cost-savings, operations, integration and transition plans, opportunities and anticipated future performance. These statements are based on certain assumptions made by Frank’s and Expro based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although Frank’s and Expro believe the expectations reflected in these forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Frank’s, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such risks and uncertainties include the risk of the failure to obtain the required votes of Frank’s and Expro’s shareholders; the timing to consummate the Transactions; the risk that the conditions to closing of the Transactions may not be satisfied or that the closing of the Transactions otherwise does not occur; the failure to close the Transactions on the anticipated terms, including the anticipated tax treatment; the risk that a regulatory approval, consent or authorization that may be required for the Transactions is not obtained in a timely manner or at all, or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Transactions; unanticipated difficulties or expenditures relating to the Transactions; the diversion of management time on Transactions-related matters; the ultimate timing, outcome and results of integrating the operations of Frank’s and Expro; the effects of the business combination of Frank’s and Expro following the consummation of the Transactions, including the combined company’s future financial condition, results of operations, strategy and plans; the risk that any announcements relating to the Transactions could have adverse effects on the market price of Frank’s common stock; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions; expected synergies and other benefits from the Transactions; the potential for litigation related to the Transactions; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Frank’s and Expro’s services and their associated effect on rates, utilization, margins and planned capital expenditures; unique risks associated with offshore operations; global economic conditions; liabilities from operations; decline in, and ability to realize, backlog; equipment specialization and new technologies; adverse industry conditions; adverse credit and equity market conditions; difficulty in building and deploying new equipment; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; legal proceedings; ability to effectively identify and enter new markets; governmental regulation, including legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; ability to retain and hire key personnel, including management and field personnel; the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities ease current restrictions on various commercial and economic activities; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Expro’s or Frank’s control, including those detailed in Frank’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Frank’s website at http://www.franksinternational.com and on the SEC’s website at http://www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and Expro and Frank’s undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements. 2Forward-Looking Statements The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Expro or Frank’s expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance that convey the uncertainty of future events or outcomes identify the forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include, but are not limited to, statements, estimates and projections regarding the Transactions, pro forma descriptions of the combined company, anticipated or expected revenues, EBITDA, synergies or cost-savings, operations, integration and transition plans, opportunities and anticipated future performance. These statements are based on certain assumptions made by Frank’s and Expro based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although Frank’s and Expro believe the expectations reflected in these forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Frank’s, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such risks and uncertainties include the risk of the failure to obtain the required votes of Frank’s and Expro’s shareholders; the timing to consummate the Transactions; the risk that the conditions to closing of the Transactions may not be satisfied or that the closing of the Transactions otherwise does not occur; the failure to close the Transactions on the anticipated terms, including the anticipated tax treatment; the risk that a regulatory approval, consent or authorization that may be required for the Transactions is not obtained in a timely manner or at all, or is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the Transactions; unanticipated difficulties or expenditures relating to the Transactions; the diversion of management time on Transactions-related matters; the ultimate timing, outcome and results of integrating the operations of Frank’s and Expro; the effects of the business combination of Frank’s and Expro following the consummation of the Transactions, including the combined company’s future financial condition, results of operations, strategy and plans; the risk that any announcements relating to the Transactions could have adverse effects on the market price of Frank’s common stock; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions; expected synergies and other benefits from the Transactions; the potential for litigation related to the Transactions; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Frank’s and Expro’s services and their associated effect on rates, utilization, margins and planned capital expenditures; unique risks associated with offshore operations; global economic conditions; liabilities from operations; decline in, and ability to realize, backlog; equipment specialization and new technologies; adverse industry conditions; adverse credit and equity market conditions; difficulty in building and deploying new equipment; difficulty in integrating acquisitions; shortages, delays in delivery and interruptions of supply of equipment, supplies and materials; weather; loss of, or reduction in business with, key customers; legal proceedings; ability to effectively identify and enter new markets; governmental regulation, including legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; ability to retain and hire key personnel, including management and field personnel; the length of time it will take for the United States and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities ease current restrictions on various commercial and economic activities; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Expro’s or Frank’s control, including those detailed in Frank’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Frank’s website at http://www.franksinternational.com and on the SEC’s website at http://www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and Expro and Frank’s undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements. 2

Today’s Presenters Mike Kearney Mike Jardon Quinn Fanning Chairman, President Chief Executive Officer Chief Financial Officer and Chief Executive Officer Expro Expro Frank's International 3Today’s Presenters Mike Kearney Mike Jardon Quinn Fanning Chairman, President Chief Executive Officer Chief Financial Officer and Chief Executive Officer Expro Expro Frank's International 3

AGENDA Transaction Overview 1 Expro Today 2 Frank’s Today 3 The Powerful Potential of a Full-Cycle 4 Leader 4 5AGENDA Transaction Overview 1 Expro Today 2 Frank’s Today 3 The Powerful Potential of a Full-Cycle 4 Leader 4 5

A Compelling Opportunity for All Shareholders

- Transformative combination of iconic brands adds scale, breadth and stability
- Stock for stock combination allows for upside participation, as well as resiliency through a more diversified earnings base
- Enhanced technical capabilities to enable participation in the energy transition and contribute to a lower carbon future
- Net cash position and access to additional available liquidity will provide high degree of strategic flexibility
- Synergy opportunity includes $70 million of annual cost savings within 3 years
- Proposed Management and Board of the combined company have significant oilfield experience and proven track records

Illustrative Market Capitalization of Sector Companies
($ billion)



$42
$25
$21
$6
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
SLB
BKR
HAL
NOV
CHX
FTI
Pro Forma
LBRT
WHD
CLB
NESR
OII
DRQ
FI
NEX
HLX
VTOL
HTG-GB
OIS

Source: FactSet as of 3/9/2021
Note: Implied pro forma market capitalization calculated based on FI market capitalization of $1.1B as of 3/9/2021, divided by pro forma ownership of 34.5%

5

Overview of the Transaction

Pro Forma Ownership & Considerations

- Transaction structured as a stock for stock strategic combination[1,2]
- Expro shareholders will own approximately **65%** at closing
- Frank's shareholders will own approximately **35%** at closing
- Transaction **unanimously approved** by directors present from both boards

Governance

- Expro CEO Mike Jardon will be CEO of combined company
- Frank's CEO Mike Kearney will be Chairman of combined company
- Expro to appoint 6 of 9 directors, including Mike Jardon
- Frank's to appoint 3 of 9 directors directors, including Mike Kearney

Social

- Combined company to be named **Expro**; **Frank's** brand to be retained for well construction services
- Maintaining a significant presence in **Houston, Lafayette, Aberdeen and other key locations around the world**

Path to Closing

- Frank's shareholder approval required; the Mosing Family representatives on the Frank's Board of Directors unanimously support the transaction
- Expro shareholder approval required; shareholders representing approximately two-thirds of Expro's ownership have agreed to vote for the transaction
- Transaction expected to close in **Q3 2021** following regulatory, shareholder and other customary approvals
- Combined company expected to trade on NYSE under new symbol **XPRO**

EXPRO FRANK'S INTERNATIONAL

(1) Fixed exchange ratio of 7.272 based on 60.8 million Expro shares and full share equivalents outstanding. Exchange ratio adjustment mechanism at closing provides for any potential in-the-money value of Expro's 5.8 million outstanding A and B warrants (exercise price of ~$30.40 per Expro share)
(2) +$50 million potential Tax Receivable Agreement liability triggered by change in control to be settled for $15 million cash payment at close, with additional payments in specified circumstances

6

Investment Rationale

Transformative Combination of Iconic Brands Adds Scale, Breadth, Stability and Upside

Pro Forma Company Has Meaningful Scale, with Pro Forma Equity Capitalization of ~$3B	**Diversified Offering Across Well Lifecycle and Geo-Markets, Providing Full Cycle Revenue Stability & Growth Potential**	**Future Facing Technologies Better Position Company for Energy Transition**	**Significant Cost and Revenue Synergies to be Realized Over Three Years**	**Significant Net Cash Balance; Combined Company Generates Cash with Significant FCF Upside**

EXPRO FRANK'S INTERNATIONAL
7

Expro Today 8Expro Today 8

Expro is the Leading, Independent Provider of Well Flow Optimization Solutions

Nearly 50 years of market leadership in well flow optimization
- Founded in 1973
- Strong brand built on best-in-class safety and service quality, agility and responsiveness

Blue-chip customer base with strong revenue visibility
- ~$1bn in YE 2020 backlog
- Long standing relationships with major IOCs and NOCs

Future facing technologies
- Digitization facilitates better, faster decisions
- Technology enables operational excellence, reduced service delivery costs, and enhanced sustainability and safety

Broad portfolio of offerings drives stable, diverse revenue mix
- ~50% revenue driven by customer opex (production optimization)
- Balanced mix of onshore and offshore

Global operating footprint
- ~4,000 people in >50 countries
- ~90% of revenue is outside of the United States

Focus on sustainability
- Advancing and developing technologies to maximize recovery, increase automation and reduce operating footprint
- Portfolio shift allows company to participate in energy transition

EXPRO FRANK'S INTERNATIONAL 9

Balanced Portfolio with Capabilities Across the Well Lifecycle Well Flow Subsea Well Well Intervention Production Management Access & Integrity Solutions Proficiently gathering Ensuring safe well Innovative well Fast-track, cost- valuable well and access and optimized intervention effective, early field reservoir data, with production applications to capture production, the utmost regard for well data, ensure optimization and well-site safety and wellbore integrity and enhancement systems environmental impact maintain production Well Test Pipeline and Subsea Test Tree System Integrator Mechanical Wireline Cased Hole Early production Facility Upgrades Flarestack Assembly Applications Drill Stem Testing Wireless Wells Offshore Production Operations and (DST) Riserless Well Permanent Units Maintenance CoilHose Intervention System Downhole Monitoring Tubing Conveyed Production Water treatment (RWIS) Galea™ (PDM) Perforating (TCP) enhancement Autonomous Meters Octopoda™ Systems Intervention Intervention Riser Intelligent Fluids System (IRS) Intervention Stage of field (Years) (6) (4) (2) 2 4 6 8 10 12 16 18+ Exploration & appraisal Development Production Abandonment Well Flow Management Subsea Well Access Well Intervention and Integrity Production Solutions 10Balanced Portfolio with Capabilities Across the Well Lifecycle Well Flow Subsea Well Well Intervention Production Management Access & Integrity Solutions Proficiently gathering Ensuring safe well Innovative well Fast-track, cost- valuable well and access and optimized intervention effective, early field reservoir data, with production applications to capture production, the utmost regard for well data, ensure optimization and well-site safety and wellbore integrity and enhancement systems environmental impact maintain production Well Test Pipeline and Subsea Test Tree System Integrator Mechanical Wireline Cased Hole Early production Facility Upgrades Flarestack Assembly Applications Drill Stem Testing Wireless Wells Offshore Production Operations and (DST) Riserless Well Permanent Units Maintenance CoilHose Intervention System Downhole Monitoring Tubing Conveyed Production Water treatment (RWIS) Galea™ (PDM) Perforating (TCP) enhancement Autonomous Meters Octopoda™ Systems Intervention Intervention Riser Intelligent Fluids System (IRS) Intervention Stage of field (Years) (6) (4) (2) 2 4 6 8 10 12 16 18+ Exploration & appraisal Development Production Abandonment Well Flow Management Subsea Well Access Well Intervention and Integrity Production Solutions 10

Technology as a Core Competency

Returns-Focused Investment in Growth







	CoilHose Technology	Octopoda™ Annulus Intervention	Light Well Intervention
Solution	Nitrogen lift and wellbore cleaning solutions, similar to Coiled Tubing	Annulus intervention and well integrity and solutions	Lightweight wire-through-water subsea well intervention solution
Value-Added	Smaller, faster, and more efficient; thereby minimizing the loss of hydrocarbon production and reducing overall intervention costs	Unique solution to remediate well integrity issues, extend well production life and eliminate need for workovers	Cost effective commissioning, intervention and abandonment package for all types of subsea wells

Market Opportunity

Each 5% of market penetration adds nearly 15% to top line with attractive margins

~$2 Billion Annual Addressable Market[1]


Goal:
5 - 10% share

$100m - $200m annual revenue opportunity representing 5% - 10% market share

(1) Initial investment of $125m in CoilHose Technology, Octopoda™ Annulus Intervention, and Light Well Intervention already incurred.

EXPRO FRANK'S INTERNATIONAL

11

Strong Financial Profile and Performance

No Debt | Defensible Positions | Resilient Through-Cycle Margins | Positioned for Market Recovery



Revenue ($m)
$2,000
$1,750
$1,500
$1,250
$1,000
$750
$500
$250
$0
~33% of revenue tied to production optimization / opex
$1,380
~33%
$1,003
~39%
$725
~41%
$630
~42%
$739
~47%
$810
~48%
~50% of revenue tied to production optimization / opex
$675
~50%
2014
2015
2016
2017
2018
2019
2020
Production and Intervention / Opex-related Revenue[1]
Drilling and Completions / Capex-related Revenue[1]

	2014	2015	2016	2017	2018	2019	2020
Adj. EBITDA Margin	25%	22%	20%	12%	14%	14%	15%

EXPRO FRANK'S INTERNATIONAL

Source: FactSet

(1) Historical pro forma revenue splits between Production Optimization / Opex and Drilling & Completions / Capex activity are based on Expro estimates. For year-end 2020, Expro's approximate business mix between Production Optimization (Opex) and Drilling and Completions (Capex) was approximately 50%/50%

12

Frank’s Today 13Frank’s Today 13

Frank's is Well Positioned for a Market Recovery



- Operations in ~40 Countries spanning all major markets
- Delivered positive free cash flow in extremely challenging 2020
- Debt-free balance sheet with significant cash available
- Substantial operating leverage
- Attractive market exposure of ~80% Offshore, ~20% Onshore
- ~2,400 Employees Globally[1]

EXPRO FRANK'S INTERNATIONAL

(1) As of 3/3/2021

14

Frank's is a Premier Well Construction Service Company

Comprehensive range of differentiated and highly engineered tubular running services, drilling technologies, tubular fabrication, and specialty well construction and intervention solutions with a focus on complex and technically demanding wells.

Drilling & Tubulars

Technologies that optimize, enable and de-risk the drilling process



- Downhole Service Tools
- Drilling Technologies
- Tubular Connectors
- Tubular Fabrication

Casing

Safely and efficiently encase the wellbore while enhancing long-term integrity



- Casing Running Services
- Torque Monitoring and Connection Integrity
- Conductor Installation
- Landing String & Drill Pipe Handling

Completions

Unique technologies that bring complex wells into production safely & efficiently



- Completion Tubular Running & Handling
- Completion Control Line Handling
- Flow-back Tools
- Rigless Intervention Services

Cementing

Specialty tools that improve efficiency and safety during cementing



- Cement Heads & Line Makeup
- Downhole Cementing Tools
- Retrievable Zonal Isolation Tools
- Drillable Service Tools and Interventions
- Casing Accessories

EXPRO FRANK'S INTERNATIONAL

Source: Company information

15

Technology as a Core Competency

Strong technology development capabilities with an attractive pipeline of emerging technologies focused on digital remote operations, automation and well integrity

Latest equipment suite features cutting-edge efficiency, facilitating remote operation, providing unmatched well integrity, and minimizing human intervention

Select featured technologies

CENTRI-FI™

Consolidation of controls for tubular running equipment into a single remotely operated digital tablet, optimizing efficiency and safety while dramatically reducing personnel

iCAM®

Artificial Intelligence powered connection analysis and automated tong control ensuring optimal connection integrity, reduced labor costs, and elimination of human error

iTONG™

Autonomous make-up of tubular connections using machine learning to consistently deliver optimal make-up parameters

Zero Marking Technologies

Industry-exclusive "zero" marking equipment for tubulars, ensuring optimal corrosion-resistant completion string integrity

Premium Suite of Drilling Tools

Advanced performance drilling technologies enhance wellbore integrity, reduce drilling time and costs, and reach reserves that were previously inaccessible

Wireless SKYHOOK®

Industry-exclusive cement line make-up device increasing safety and efficiency through remote operations while reducing environmental risk

Multi-disciplinary team of 150+ engineers & associates

435 Patents & 100+ Patents Pending

EXPRO FRANK'S INTERNATIONAL
16

THE POWERFUL POTENTIAL OF A FULL-CYCLE LEADER 17THE POWERFUL POTENTIAL OF A FULL-CYCLE LEADER 17

Combination Provides Multiple Avenues for Value Creation Well Lifecycle Exposure - Service mix provides through-cycle revenue Combined opportunity, with significant upside to cyclical recovery company expected to generate cash Growth Opportunity - Globally recognized iconic brands with complementary out of the gate, with capabilities, operating footprints and customer relationships an opportunity to drive annual FCF of Technology - Strategy to be focused on innovative technological solutions 1 +$150m by 2023E to aid sustainability goals Synergies - Cost structure overlap is significant; synergies opportunity exceeds $70m of annual cost savings within 3 years Financial Profile - Strong balance sheet with attractive forward looking cash flow profile (1) Excluding exceptional items 18Combination Provides Multiple Avenues for Value Creation Well Lifecycle Exposure - Service mix provides through-cycle revenue Combined opportunity, with significant upside to cyclical recovery company expected to generate cash Growth Opportunity - Globally recognized iconic brands with complementary out of the gate, with capabilities, operating footprints and customer relationships an opportunity to drive annual FCF of Technology - Strategy to be focused on innovative technological solutions 1 +$150m by 2023E to aid sustainability goals Synergies - Cost structure overlap is significant; synergies opportunity exceeds $70m of annual cost savings within 3 years Financial Profile - Strong balance sheet with attractive forward looking cash flow profile (1) Excluding exceptional items 18

Further Extension of Well-Cycle Exposure

Leading Positions in Large, Addressable Markets Across Well-Life and Customer Spend

Enhanced early visibility into the needs of customers and a broader scope of offerings across the entire well lifecycle

Product Mix



Frank's[1]
Pro Forma[1]
Tubular Running Services
Tubular Drilling Technology
Cementing
Well Flow Management
Subsea Wells Access
Well Intervention & Intergrity
Well Construction
Production solutions
FID / PROCUREMENT / E&A
CONSTRUCTION
COMPLETION
PRODUCTION
DE-COMMISSION
Frank's Offering
Expro Offering
TUBULAR SALES
SPECIALTY DRILLING TOOLS
CASING / TUBULAR RUNNING SERVICES
ENHANCED WELLBORE INTEGRITY
SPECIALTY CEMENTING / COMPLETION TOOLS
WELL ABANDONMENT
WELL TEST / FLUIDS / DST
SUBSEA WELL ACCESS
WELL INTERVENTION
PRODUCTION OPTIMIZATION
RESERVOIR MONITORING
WELL ACCESS / INTEGRITY

(1) Frank's existing product lines of Tubular Running Services, Tubular Drilling Technology, and Cementing to become the pro forma Well Construction product line

EXPRO FRANK'S INTERNATIONAL
19

Complementary Global Footprint to Expand Customer Relationships Geographic Mix (2020 Revenue) With operations in +50 Pro Forma Expro Frank's countries, the combined 2020 Revenue: $1,065m 2020 Revenue: $675m 2020 Revenue: $390m company is better positioned to support 16% customers and manage 10% 7% 29% 22% costs 7% 8% 5% Frank’s can leverage 21% 15% 23% Expro’s strong 63% 6% international presence 29% 3% 10% 8% Expro will benefit from 20% Frank’s strong position in the Americas NAM LATAM Europe SSA MENA Asia Note: Certain figures may not add due to the use of rounded numbers 20Complementary Global Footprint to Expand Customer Relationships Geographic Mix (2020 Revenue) With operations in +50 Pro Forma Expro Frank's countries, the combined 2020 Revenue: $1,065m 2020 Revenue: $675m 2020 Revenue: $390m company is better positioned to support 16% customers and manage 10% 7% 29% 22% costs 7% 8% 5% Frank’s can leverage 21% 15% 23% Expro’s strong 63% 6% international presence 29% 3% 10% 8% Expro will benefit from 20% Frank’s strong position in the Americas NAM LATAM Europe SSA MENA Asia Note: Certain figures may not add due to the use of rounded numbers 20

Significant Growth Potential Across Geographies & Customers Create a Range of Opportunities And Blue-Chip Customers Complementary Footprint and Capabilities Scale and Scope Increases Relevance Cross-selling tubular to Customers running services in unpenetrated geographies Enhanced Ability to Respond Quickly to Market Shifts Expanding intervention and production service Integrated Solutions Offering offerings Technology-Driven Operational Efficiencies Bundling services and growing opportunities to provide integrated Pull-Through Revenue Opportunities customer solutions 21Significant Growth Potential Across Geographies & Customers Create a Range of Opportunities And Blue-Chip Customers Complementary Footprint and Capabilities Scale and Scope Increases Relevance Cross-selling tubular to Customers running services in unpenetrated geographies Enhanced Ability to Respond Quickly to Market Shifts Expanding intervention and production service Integrated Solutions Offering offerings Technology-Driven Operational Efficiencies Bundling services and growing opportunities to provide integrated Pull-Through Revenue Opportunities customer solutions 21

Differentiating Combined Technology Portfolio

Expro Subsea Test Tree Cut and Seal Technology
Latest subsea well intervention safety system solution which optimizes rig selection, ensures well integrity, and reduces cost

Utilizing latest technology to provide customers with more reliable results

Frank's iCAM®
AI connection analyzed make-up ensuring optimal connection integrity and reduced manpower costs

Expro Intelligent 4 Phase Separator
A compact system delivering reduced well clean up time and ultimately rig time

Providing customers with intelligently designed products to improve operational efficiency

Frank's Leading Edge Down Hole Service Tools
A package of advanced tools designed to enhance well integrity & efficiency


Well Integrity
Efficiency
Digitalization

Expro Galea™
Autonomous well intervention solution / reduced manpower / future artificial intelligence platform / NUI compatible

Leveraging machine learning to provide more well operations autonomy

Frank's iTONG™
Autonomous make-up of tubular connections using machine learning to consistently deliver optimal make-up parameters

EXPRO FRANK'S INTERNATIONAL
22

Through-Cycle Resilience and Cyclical Recovery Upside

Balanced Pro Forma Revenue Mix; Recent Cost Outs Have Achieved Scope for Margin Expansion



Brent Crude Price
Revenue ($ millions)
Expro
Frank's
Production and Intervention / Opex[1]
Drilling and Completions / Capex[1]
Brent Price
$105
$85
$65
$45
$25
$5
($15)
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$99
$54
$45
$55
$72
$64
$43
>$60
$2,533
$1,978
$1,212
$1,084
$1,261
$1,390
$1,065
46%
54%
49%
51%
40%
60%
42%
58%
41%
59%
42%
58%
37%
63%
COVID-19
2014
2015
2016
2017
2018
2019
2020

	Adjusted EBITDA Margin						
Pro Forma	31%	27%	14%	7%	11%	12%	10%

Source: FactSet

(1) Historical pro forma revenue splits between Production Optimization / Opex and Drilling & Completions / Capex activity are based on Expro and Frank's estimates. For 2020, Expro and Frank's approximate business mix between Production Optimization (Opex) and Drilling and Completions (Capex) was ~50%/50% and [5%/95%]

23

Substantial Synergies Create Near-term Value and Margin Expansion Opportunity

High Confidence in Cost and Revenue Synergy Potential

Overview of Run-Rate Synergies ($m)



Combined Indirect Costs
$333
~16% cost-outs
$55
$80 - 100
$70
2021F Support and Indirect Costs
Run-rate Cost Synergies[1] (within 12 months)
Total Synergies[2] (within 24-36 months)

Drivers

#	Drivers	$m
1	Support and Indirect Costs	$40m
2	Product Line and Operations	$10m
3	Facilities and Other	$10m
4	Cost of Sales	$10m
	Subtotal (1–4)	*$70m*
5	Revenue Synergies Fall-Through[3]	$10 - 30m

(1) Run-rate cost synergies targeted within 12 months post closing
(2) Run-rate total synergies targeted within 24 – 36 months post closing
(3) Assumes 30 - 35% Adj. EBITDA fall-through; revenue synergies expected primarily through complementary customer relationships and operating footprints, increased time on rig, and greater exposure to the full life of field

EXPRO FRANK'S INTERNATIONAL 24

Meaningful Scale, Improved Profitability and Increased Free Cash Flow

Significant Degree of Operational Flexibility and Strategic Optionality

Revenue ($m)



Frank's
Expro
$1,065
$675
$390

Adjusted EBITDA[1] ($m)



Frank's
Expro
$177
$15
Additional Cost Synergies at 36 months
$55
Cost Synergies at 12 months
$98
$9

Implied Adjusted EBITDA margin of 17%

Cash[2] ($m)



Frank's
Pro Forma
$285
$212

(1) Pro Forma YE 2020; includes $55m of run-rate cost synergies targeted within 12 months post closing and additional $15m targeted within 24-36 months post closing
(2) Combined YE 2020 cash position less estimated transaction costs and TRA settlement; cash includes short-term investments

EXPRO FRANK'S INTERNATIONAL 25

Illustrative Recovery Scenario

Revenue ($m)


$1,390
2019
2022
2023

	2019		2023
Adj. EBITDA Margin	12%		>20%
Free cash flow[1]	—		$100 – 200m

Scenario Assumptions

- $50-60 / bbl Brent through 2023
- Gradual stabilization in production services activity through 2021; D&C activity begins to recover in 2022
- ~$55 million of estimated run-rate cost synergies realized by mid-2022
- $15 million of estimated incremental cost synergies by 2023-2024
- $10-30 million of estimated incremental Adj. EBITDA through revenue synergies by 2023-2024 (30-35% Adj. EBITDA fall-through)
- Significant revenue / margin upside with accelerated Brent pricing leading to additional activity and improved pricing

EXPRO FRANK'S INTERNATIONAL

(1) Free cash flow calculated as cash flow from operations less capex and excludes severance, restructuring costs and transaction-related fees; assumes 70-75% cash conversion (CFFO / Adj. EBITDA) and 7-8% capex as a percentage of revenue

26

Continued Commitment to ESG Leadership Taking pride in being a responsible and transparent business that operates against a clear set of environmental, social and governance principles Our Planet – Achieve net zero CO e emissions by 2050 and a 50% reduction of carbon 2 intensity by 2030 Environmental Our Services – Adopting and advancing technologies and adapting our services to participate in the energy transition and deliver on sustainability objectives of the Company and its clients Our Communities – Engagement with local communities to reduce the impact of our operations and to positively contribute to their environment where possible Social Our People – Build on industry leading safety records; Attract, develop and retain the best talent to sustain a diverse, inclusive and performance-oriented working environment Our Structure – No dual class shares, classified board, poison pill or supermajority provisions; Commitment to regular Board refreshment and Board diversity Governance Our Commitment – Performance based executive compensation in line with peers and aligns with all stakeholder interests to create strong returns 27Continued Commitment to ESG Leadership Taking pride in being a responsible and transparent business that operates against a clear set of environmental, social and governance principles Our Planet – Achieve net zero CO e emissions by 2050 and a 50% reduction of carbon 2 intensity by 2030 Environmental Our Services – Adopting and advancing technologies and adapting our services to participate in the energy transition and deliver on sustainability objectives of the Company and its clients Our Communities – Engagement with local communities to reduce the impact of our operations and to positively contribute to their environment where possible Social Our People – Build on industry leading safety records; Attract, develop and retain the best talent to sustain a diverse, inclusive and performance-oriented working environment Our Structure – No dual class shares, classified board, poison pill or supermajority provisions; Commitment to regular Board refreshment and Board diversity Governance Our Commitment – Performance based executive compensation in line with peers and aligns with all stakeholder interests to create strong returns 27

Path to Close March 2021 Q2 2021 Q3 2021 • Announce transaction • S-4 expected to be filed • Transaction in April expected to close • Begin regulatory • Expro and Frank’s approval process shareholder votes • Satisfy other customary closing conditions 28Path to Close March 2021 Q2 2021 Q3 2021 • Announce transaction • S-4 expected to be filed • Transaction in April expected to close • Begin regulatory • Expro and Frank’s approval process shareholder votes • Satisfy other customary closing conditions 28

Compelling Investment Rationale

Transformative Combination of Iconic Brands Adds Scale, Breadth, Stability and Upside

Pro Forma Company Has Meaningful Scale, with Pro Forma Equity Capitalization of ~$3B	**Diversified Offering Across Well Lifecycle and Geo-Markets, Providing Full Cycle Revenue Stability & Growth Potential**	**Future Facing Technologies Better Position Company for Energy Transition**	**Significant Cost and Revenue Synergies to be Realized Over Three Years**	**Significant Net Cash Balance; Combined Company Generates Cash with Significant FCF Upside**

29

Appendix A-0Appendix A-0

Historical Pro Forma Revenue and Adjusted EBITDA Revenue ($m) Adjusted EBITDA ($m) Expro Frank's Expro Frank's $2,533 $792 $1,978 $1,153 $535 $452 $1,390 $975 $1,261 $1,212 $1,084 $1,065 $319 $580 $522 $488 $390 $455 $1,380 $173 $171 $137 $340 $1,003 $25 $107 $58 $810 $739 $725 $80 $33 $675 $216 $630 $9 $147 $6 $113 $103 $98 $75 2014 2015 2016 2017 2018 2019 2020 2014 2015 2016 2017 2018 2019 2020 Adj. EBITDA Margin 31% 27% 14% 7% 11% 12% 10% Note: Figures do not assume amounts from synergies; Certain columns and rows may not add due to the use of rounded numbers A-1Historical Pro Forma Revenue and Adjusted EBITDA Revenue ($m) Adjusted EBITDA ($m) Expro Frank's Expro Frank's $2,533 $792 $1,978 $1,153 $535 $452 $1,390 $975 $1,261 $1,212 $1,084 $1,065 $319 $580 $522 $488 $390 $455 $1,380 $173 $171 $137 $340 $1,003 $25 $107 $58 $810 $739 $725 $80 $33 $675 $216 $630 $9 $147 $6 $113 $103 $98 $75 2014 2015 2016 2017 2018 2019 2020 2014 2015 2016 2017 2018 2019 2020 Adj. EBITDA Margin 31% 27% 14% 7% 11% 12% 10% Note: Figures do not assume amounts from synergies; Certain columns and rows may not add due to the use of rounded numbers A-1

Historical Pro Forma Adjusted CFFO and Capex Adjusted Cash Flow from Operations ($m) Capital Expenditures ($m) $637 $630 Expro Frank's Expro (Core Capex) Frank's $397 $369 $173 $428 $219 $100 $138 $109 $139 $103 $37 $224 $127 $89 $114 $261 $69 $28 $56 $40 $210 $27 $42 $68 $34 $119 $22 $150 $101 $25 $74 $87 $87 $52 $47 $47 $67 $43 ($11) ($33) 2014 2015 2016 2017 2018 2019 2020 2014 2015 2016 2017 2018 2019 2020 1 Cash conversion (%) 80% 119% 80% 84% 25% 67% 118% Note: Figures do not assume amounts from synergies; Certain columns and rows may not add due to the use of rounded numbers A-2 (1) Adjusted CFFO divided by Adjusted EBITDAHistorical Pro Forma Adjusted CFFO and Capex Adjusted Cash Flow from Operations ($m) Capital Expenditures ($m) $637 $630 Expro Frank's Expro (Core Capex) Frank's $397 $369 $173 $428 $219 $100 $138 $109 $139 $103 $37 $224 $127 $89 $114 $261 $69 $28 $56 $40 $210 $27 $42 $68 $34 $119 $22 $150 $101 $25 $74 $87 $87 $52 $47 $47 $67 $43 ($11) ($33) 2014 2015 2016 2017 2018 2019 2020 2014 2015 2016 2017 2018 2019 2020 1 Cash conversion (%) 80% 119% 80% 84% 25% 67% 118% Note: Figures do not assume amounts from synergies; Certain columns and rows may not add due to the use of rounded numbers A-2 (1) Adjusted CFFO divided by Adjusted EBITDA

Use of Non-GAAP Financial Measure This presentation includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Adjusted cash flow from operations. These non-GAAP financial measures are presented because management believes these measures provide additional information relative to the performance of the companies’ businesses. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the companies from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and Adjusted cash flow from operations in isolation or as a substitute for analysis of each company’s results as reported under GAAP. Because these non-GAAP financial measures may be defined differently by other companies in the industry, the presentation of these non-GAAP financial measures herein may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The financial information for Expro in this presentation is unaudited. A-3Use of Non-GAAP Financial Measure This presentation includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Adjusted cash flow from operations. These non-GAAP financial measures are presented because management believes these measures provide additional information relative to the performance of the companies’ businesses. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the companies from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider Adjusted EBITDA, Adjusted EBITDA margin, free cash flow and Adjusted cash flow from operations in isolation or as a substitute for analysis of each company’s results as reported under GAAP. Because these non-GAAP financial measures may be defined differently by other companies in the industry, the presentation of these non-GAAP financial measures herein may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The financial information for Expro in this presentation is unaudited. A-3

Non-GAAP Reconciliations - Expro

($ in millions)

	Twelve Months Ended December 31,						
	2014	2015	2016	2017	2018	2019	2020
Adjusted EBITDA [1]	$ 340	$ 216	$ 147	$ 75	$ 103	$ 113	$ 98
Depreciation, amortization and impairment charges	(184)	(193)	(532)	(552)	(131)	(172)	(401)
Restructuring	(3)	(17)	(26)	(14)	(7)	(4)	(14)
Other income (expense) and exceptional items	-	(15)	(8)	(71) [3]	-	0	12 [4]
Reorganization items / Gain on restructuring and extinguishment of debt	-	-	291 [2]	-	564 [3]	-	-
Interest and finance expenses, net	(292)	(190)	(164)	(98)	(9)	(3)	(6)
Income tax (expense) benefit	(34)	(8)	(7)	(5)	(9)	1	3
Net income (loss)	$ (173)	$ (207)	$ (298)	$ (665)	$ 512	$ (65)	$ (307)
Net income (loss)	(173)	(207)	(298)	(665)	512	(65)	(307)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:							
Impairment Charges	8	12	344	393	3	49	287
Depreciation and amortization	180	187	198	165	128	123	114
Gain on disposal of group of assets	-	-	-	-	-	-	(10) [4]
Exceptional provisions on Reorganization	-	-	-	71	-	-	-
Equity share of income from joint ventures, net of dividends and margin eliminations	(6)	(1)	3	(1)	(4)	(3)	(8)
Non cash interest and finance charges	107	68	54	9	9	-	-
Reorganization items / Gain on restructuring and extinguishment of debt	-	-	(291)	-	(564)	-	-
Income and deferred tax movements, net	(19)	(29)	(22)	(12)	(9)	(15)	(25)
Unrealized foreign exchange	(4)	(2)	2	(0)	2	0	2
Increase/(Decrease) in net working capital [5]	(20)	60	24	(3)	(19)	(13)	24
Other	(1)	4	(6)	0	(1)	5	(7)
Net cash provided by (used in) operating activities (CFFO)	$ 72	$ 90	$ 7	$ (43)	$ 58	$ 81	$ 70
Cash paid during the period for Interest, net	186	102	117	72	2	1	3
Restructuring charges	3	17	26	14	7	4	14
Adjusted CFFO [6]	$ 261	$ 210	$ 150	$ 43	$ 67	$ 87	$ 87
Cash Conversion % (Adjusted CFFO/Adjusted EBITDA)	77%	97%	101%	58%	65%	77%	89%

1. Adjusted EBITDA (A-EBITDA) is defined as net income (loss) adjusted for income taxes, interest and finance expenses, restructuring, other income (expense) and exceptional items, depreciation, amortization and impairments, reorganization items and gain on restructuring and extinguishment of debt. A-EBITDA in a non-GAAP measure and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.
2. Represents the gain on restructuring and extinguishment of loan facility in exchange for equity shares.
3. Represents the net gain ($564m) recognized on settlement of liabilities upon the Company Reorganization in February 2018, in exchange of equity shares and warrants, net of transaction costs. Exceptional items ($71m) primarily represent adjustments made to carrying value of assets and liabilities as part of fresh start accounting applied upon Reorganization.
4. Includes gain of $10 million on divestment of a product line.
5. Represents movements in accounts receivables, inventories, accounts payable and other assets and liabilities.
6. Adjusted CFFO is defined as cash provided by (used in) operating activities adjusted for net interest paid and restructuring charges.

EXPRO FRANK'S INTERNATIONAL

Note: Certain columns and rows may not add due to the use of rounded numbers

A-4

Investments and Free Cash Flow- Expro

($ in millions)

	Twelve Months Ended December 31,						
Investments	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**	**2020**
Research and development [1]	$ 11	$ 12	$ 6	$ 9	$ 12	$ 14	$ 10
Capital expenditures							
Capex - Core Operations	224	119	47	47	52	101	74
Capex - Qi and LWI [2]	-	-	-	-	-	3	29
Investment in joint venture [3]	-	-	-	-	-	-	9
Acquisition of business (Qi) and divestment of a product line	-	-	-	-	-	48	(16)
	235	131	53	56	64	166	106
Adjusted CFFO	$ 261	$ 210	$ 150	$ 43	$ 67	$ 87	$ 87
Capex - Core Operations	(224)	(119)	(47)	(47)	(52)	(101)	(74)
Free Cash Flow	37	91	103	(4)	15	(14)	13
Core Capex % of Revenue	16%	12%	6%	8%	7%	12%	11%

1. Research and development relates to spending for new product development and innovation and includes internal engineering, materials and third party service costs. R&D is expensed as incurred.
2. Represents material investments in new technologies/equipment to expand the company's service offering. Qi was acquired in July 2019 and post-acquisition investments are focused on coil hose and annulus intervention capabilities. LWI relate investments in riserless, light well intervention capabilities expected to be operational in H2 2021.
3. Represents company investment in equipment for a potential joint venture designed to increase the company's presence in a new market.

EXPRO FRANK'S INTERNATIONAL

Note: Certain columns and rows may not add due to the use of rounded numbers

A-5

Quarterly Non-GAAP Reconciliations - Expro

($ in millions)

	Three Months Ended,							
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Mar-20	30-Jun-20	30-Sep-20	31-Dec-20
Adjusted EBITDA [1]	$ 21	$ 28	$ 28	$ 36	$ 29	$ 25	$ 23	$ 21
Depreciation, amortization and impairment charges	(30)	(32)	(31)	(78)	(306)	(27)	(28)	(41)
Restructuring	(1)	0	(1)	(3)	(1)	(5)	(5)	(3)
Other income (expense) and exceptional items [2]	-	0	1	(1)	(1)	(0)	2	11
Interest and finance expenses, net	(2)	2	2	(5)	4	(0)	(5)	(4)
Income tax (expense) benefit	(3)	3	(5)	6	10	(5)	(0)	(1)
Net income (loss)	(15)	2	(6)	(45)	(265)	(13)	(13)	(16)
Net income (loss)	(15)	2	(6)	(45)	(265)	(13)	(13)	(16)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:								
Impairment Charges	-	-	-	49	276	-	0	12
Depreciation and amortization	30	32	31	29	30	27	27	29
Gain on disposal of group of assets	-	-	-	-	-	-	-	(10)
Equity share of income from joint ventures, net of dividends and margin eliminations	(2)	(2)	(2)	3	(4)	(2)	(1)	(2)
Income and deferred tax movements, net	(1)	(12)	5	(6)	(14)	(3)	(5)	(3)
Unrealized foreign exchange	0	(0)	1	(0)	(3)	1	2	2
Increase/(Decrease) in net working capital [3]	(3)	(8)	(12)	11	(6)	4	32	(6)
Other	3	(2)	(2)	6	(6)	0	(3)	2
Net cash provided by (used in) operating activities (CFFO)	$ 12	$ 9	$ 15	$ 46	$ 9	$ 14	$ 39	$ 8
Cash paid during the period for Interest, net	-	1	0	0	1	1	2	(0)
Restructuring charges	1	(0)	1	3	1	5	5	3
Adjusted CFFO [4]	$ 13	$ 9	$ 16	$ 49	$ 11	$ 20	$ 46	$ 10
Cash Conversion % (Adjusted CFFO/Adjusted EBITDA)	62%	33%	57%	136%	37%	81%	202%	49%

1. Adjusted EBITDA (A-EBITDA) is defined as net income (loss) adjusted for income taxes, interest and finance expenses, restructuring, other income (expense) and exceptional items, depreciation, amortization and impairments. A-EBITDA in a non-GAAP measure and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP.
2. Represents unusual or infrequently occurring transactions which do not provide a useful measure of the underlying operating performance of the business. Q4 2020 includes gain of $10 million on disposal of group of assets.
3. Represents movements in accounts receivables, inventories, accounts payable and other assets and liabilities.
4. Adjusted CFFO is defined as cash provided by (used in) operating activities adjusted for net interest paid and restructuring charges.

EXPRO FRANK'S INTERNATIONAL

Note: Certain columns and rows may not add due to the use of rounded numbers

A-6

Quarterly Investments and Free Cash Flow- Expro

($ in millions)

	Three Months Ended,							
Investments	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Mar-20	30-Jun-20	30-Sep-20	31-Dec-20
Research and development [1]	$ 3	$ 3	$ 3	$ 5	$ 4	$ 3	$ 2	$ 2
Capital expenditures								
Capex - Core Operations	25	24	27	25	25	20	18	12
Capex - Qi and LWI [2]	-	0	1	2	5	10	7	7
Investment in joint venture [3]	-	-	-	-	-	-	3	6
Acquisition of business (Qi) and divestment of product line (Power Chokes)	-	-	48	-	-	-	-	(16)
	28	27	79	32	34	33	30	11
Adjusted CFFO	$ 13	$ 9	$ 16	$ 49	$ 11	$ 20	$ 46	$ 10
Capex - Core Operations	(25)	(24)	(27)	(25)	(25)	(20)	(18)	(12)
Free Cash Flow	(12)	(15)	(11)	24	(14)	0	28	(2)
Core Capex % of Revenue	14%	12%	13%	11%	12%	12%	12%	8%

1. Research and development relates to spending for new product development and innovation and includes internal engineering, materials and third party service costs. R&D is expensed as incurred.
2. Represents material investments in new technologies/equipment to expand the company's service offering. Qi was acquired in July 2019 and post-acquisition investments are focused on coil hose and annulus intervention capabilities.
3. LWI relate investments in riserless, light well intervention capabilities expected to be operational in H2 2021.
4. Represents company investment in equipment for a potential joint venture designed to increase the company's presence in a new market.

EXPRO FRANK'S INTERNATIONAL

Note: Certain columns and rows may not add due to the use of rounded numbers

A-7

Non-GAAP Reconciliations – Frank's

($ in millions)

	Twelve Months Ended December 31,						
	2014	2015	2016	2017	2018	2019	2020
Net income (loss)	$ 229	$ 106	$ (156)	$ (159)	$ (91)	$ (235)	$ (156)
Severance and other charges (credits)	-	35	46	75	(0)	50	33
Goodwill impairment	-	-	-	-	-	111	57
Interest income, net	(0)	(0)	(2)	(2)	(4)	(2)	(1)
Depreciation and amortization	90	109	114	122	111	93	70
Income tax expense (benefit)	75	37	(26)	73	(3)	24	(4)
(Gain) loss on disposal of assets	0	(1)	1	(2)	(1)	1	(1)
Foreign currency (gain) loss	17	6	11	(2)	6	2	0
Tax receivable agreement	-	-	-	(123)	1	(0)	-
Charges and credits:	-	-	-	-	-	-	-
Equity-based compensation expense	38	26	16	14	11	11	11
Merger and acquisition costs	-	-	14	0	0	-	-
Unrealized and realized (gains) losses	-	-	0	3	(2)	(0)	(1)
Investigation-related matters	1	1	6	6	5	4	2
Other	-	(2)	-	0	-	(1)	(1)
Total charges and credits	40	26	36	24	14	14	11
Adjusted EBITDA [1]	**$ 452**	**$ 319**	**$ 25**	**$ 6**	**$ 33**	**$ 58**	**$ 9**
Cash provided by (used in) in operating activities	$ 369	$ 428	$ (11)	$ 25	$ (33)	$ 27	$ 40
Less: Purchase of property, plant and equipment and intangibles [2]	173	100	42	22	56	37	28
Free Cash Flow [3]	**$ 196**	**$ 328**	**$ (53)**	**$ 3**	**$ (89)**	**$ (10)**	**$ 11**

1. Adjusted EBITDA is defined as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, the effects of the tax receivable agreement, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits.
2. Purchase of property, plant and equipment and intangibles has not been adjusted for asset sales
3. Free cash flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment and intangibles.

EXPRO FRANK'S INTERNATIONAL

A-8

Quarterly Non-GAAP Reconciliations – Frank's

($ in millions)

	Three Months Ended							
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Mar-20	30-Jun-20	30-Sep-20	31-Dec-20
Net income (loss)	$ (28)	$ (15)	$ (24)	$ (168)	$ (86)	$ (34)	$ (28)	$ (8)
Severance and other charges (credits)	0	1	5	44	21	5	4	4
Goodwill impairment	-	-	-	111	57	-	-	-
Interest (income) expense, net	(1)	(0)	(1)	(1)	(1)	(0)	0	(0)
Depreciation and amortization	25	24	21	22	20	17	16	17
Income tax expense (benefit)	10	3	7	3	(16)	9	6	(4)
(Gain) loss on disposal of assets	0	0	1	0	0	(1)	(0)	(1)
Foreign currency (gain) loss	(0)	1	4	(2)	10	(2)	(2)	(6)
Tax receivable agreement	-	(0)	-	-	-	-	-	-
Charges and credits:	-	-	-	-	-	-	-	-
Equity-based compensation expense	3	3	3	3	2	4	3	3
Unrealized and realized (gains) losses	(0)	(0)	(1)	2	(2)	0	0	0
Investigation-related matters	1	1	1	0	1	0	1	0
Other	-	-	-	(1)	-	-	-	(1)
Total charges and credits	3	4	2	4	2	4	3	2
Adjusted EBITDA [1]	$ 10	$ 17	$ 16	$ 15	$ 7	$ (2)	$ (1)	$ 5
Cash provided by (used in) in operating activities	$ (30)	$ 12	$ 26	$ 19	$ (22)	$ 26	$ 21	$ 14
Less: Purchase of property, plant and equipment and intangibles [2]	8	9	10	10	10	10	5	3
Free Cash Flow [3]	$ (38)	$ 3	$ 16	$ 9	$ (32)	$ 16	$ 16	$ 12

1. Adjusted EBITDA is defined as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, the effects of the tax receivable agreement, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits.
2. Purchase of property, plant and equipment and intangibles has not been adjusted for asset sales
3. Free cash flow is defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment and intangibles.

EXPRO FRANK'S INTERNATIONAL

A-9

Glossary of Terms As shown on page 10 Cased Hole Applications – Downhole wireline tools and services deployed to perform a variety of services including the evaluation of well flow, reservoir performance and the condition of the wellbore and completion CoilHose – A flexible hose deployed on a modular unit for well intervention for the purpose of lifting or cleaning wellbores with a much-reduced footprint and crew size as compared to traditional coiled tubing systems Drill Stem Testing (DST) – Temporary completion of a wellbore to allow for evaluation of reservoir and flow parameters Early production – Process equipment that enable wells to be produced quicker than full scale production facilities allowing operators to recognize cash flow as quickly as possible while continuing to obtain flow data Facility Upgrades – Process facility upgrades designed to overcome changes with production parameters not anticipated at initial start-up of the field Fluids – Group of services including wellsite and fixed laboratory sampling, analysis and flow measurement services to fully characterize reservoir and produced fluids GaleaAutonomous Intervention – Fully automated well intervention equipment package that replaces convention wireline systems to remove wax, solids and asphaltenes from the wellbore without personnel on the wellsite Intervention Riser System (IRS) – Rig deployed system that enables access to subsea trees to deploy a variety of wireline or coiled tubing intervention services to facilitate completion workover Mechanical Wireline – Slickline or non-conductor braided wireline cable used to install or recover wellbore equipment such as plugs, gauges or valves as well as perform maintenance services including cleaning scale or removing debris from the wellbore Meters – Flow measurement technology specifically designed to provide clamp-on or inline flow measurements of upstream oil and gas flow lines for the purpose of evaluating production performance Octopoda Intelligent Intervention – System that allows the intervention of well annulus to remedy problems associated with sustained casing pressure Offshore Production Units – Modular process equipment deployed to facilitate production of marginal, remote or late life fields on offshore fixed or mobile units Permanent Downhole Monitoring (PDM) – Pressure and temperature gauges permanently installed in wellbore with communication to surface acquisition unit used to monitor reservoir and production performance Pipeline and Flarestack – Systems for separation, fluids and solid handling complemented by specially designed flare systems that safely and quickly vaporize and burn off highly volatile liquids in operations ranging from routine pipeline maintenance blow-downs to emergency response Production enhancement systems – Equipment designed to maximize the production of hydrocarbons from wells in later life, revitalizing production by overcoming system limitations or barriers Riserless Well Intervention System – Fully integrated system that provides a safe and efficient method of gaining subsea well access using wire through water system deployed from a mono-hull vessel for all subsea well intervention requirements A-10Glossary of Terms As shown on page 10 Cased Hole Applications – Downhole wireline tools and services deployed to perform a variety of services including the evaluation of well flow, reservoir performance and the condition of the wellbore and completion CoilHose – A flexible hose deployed on a modular unit for well intervention for the purpose of lifting or cleaning wellbores with a much-reduced footprint and crew size as compared to traditional coiled tubing systems Drill Stem Testing (DST) – Temporary completion of a wellbore to allow for evaluation of reservoir and flow parameters Early production – Process equipment that enable wells to be produced quicker than full scale production facilities allowing operators to recognize cash flow as quickly as possible while continuing to obtain flow data Facility Upgrades – Process facility upgrades designed to overcome changes with production parameters not anticipated at initial start-up of the field Fluids – Group of services including wellsite and fixed laboratory sampling, analysis and flow measurement services to fully characterize reservoir and produced fluids GaleaAutonomous Intervention – Fully automated well intervention equipment package that replaces convention wireline systems to remove wax, solids and asphaltenes from the wellbore without personnel on the wellsite Intervention Riser System (IRS) – Rig deployed system that enables access to subsea trees to deploy a variety of wireline or coiled tubing intervention services to facilitate completion workover Mechanical Wireline – Slickline or non-conductor braided wireline cable used to install or recover wellbore equipment such as plugs, gauges or valves as well as perform maintenance services including cleaning scale or removing debris from the wellbore Meters – Flow measurement technology specifically designed to provide clamp-on or inline flow measurements of upstream oil and gas flow lines for the purpose of evaluating production performance Octopoda Intelligent Intervention – System that allows the intervention of well annulus to remedy problems associated with sustained casing pressure Offshore Production Units – Modular process equipment deployed to facilitate production of marginal, remote or late life fields on offshore fixed or mobile units Permanent Downhole Monitoring (PDM) – Pressure and temperature gauges permanently installed in wellbore with communication to surface acquisition unit used to monitor reservoir and production performance Pipeline and Flarestack – Systems for separation, fluids and solid handling complemented by specially designed flare systems that safely and quickly vaporize and burn off highly volatile liquids in operations ranging from routine pipeline maintenance blow-downs to emergency response Production enhancement systems – Equipment designed to maximize the production of hydrocarbons from wells in later life, revitalizing production by overcoming system limitations or barriers Riserless Well Intervention System – Fully integrated system that provides a safe and efficient method of gaining subsea well access using wire through water system deployed from a mono-hull vessel for all subsea well intervention requirements A-10

Glossary of Terms (continued) As shown on page 10 (continued) Subsea Test Tree Assembly (SSTTA) – Systems integral to subsea landing string run inside a marine riser that allows well operations during drill stem testing, well completion or intervention from a semi-submersible rig or drillship. The subsea test tree provides a dual barrier and an electro-hydraulic control system to rapidly shut-in and isolate the well and disconnect in case of emergency System Integrator – Management and delivery of the complete scope of services during subsea well completion and intervention operations including subsea tree control, riser deployment and integration services Tubing Conveyed Perforating (TCP) – Perforating guns deployed using tubing or coiled tubing in order to complete a well with high deviation, long completion intervals or underbalanced pressure Water treatment – management of water produced as a component of production facility in order to facilitate disposal or reinjection Well Test – Process of collecting a range of surface well flow data in order to determine reservoir characteristics and production parameters. This data is acquired utilizing a range of equipment installed temporarily at the wellsite facilitating flow and either dispose or storage of the produced fluids Wireless Wells – Measurement and control technology that allows communications from surface to the wellbore to acquire pressure and temperature data or control downhole devices without the need to deploy wireline in the wellbore or with the completion A-11Glossary of Terms (continued) As shown on page 10 (continued) Subsea Test Tree Assembly (SSTTA) – Systems integral to subsea landing string run inside a marine riser that allows well operations during drill stem testing, well completion or intervention from a semi-submersible rig or drillship. The subsea test tree provides a dual barrier and an electro-hydraulic control system to rapidly shut-in and isolate the well and disconnect in case of emergency System Integrator – Management and delivery of the complete scope of services during subsea well completion and intervention operations including subsea tree control, riser deployment and integration services Tubing Conveyed Perforating (TCP) – Perforating guns deployed using tubing or coiled tubing in order to complete a well with high deviation, long completion intervals or underbalanced pressure Water treatment – management of water produced as a component of production facility in order to facilitate disposal or reinjection Well Test – Process of collecting a range of surface well flow data in order to determine reservoir characteristics and production parameters. This data is acquired utilizing a range of equipment installed temporarily at the wellsite facilitating flow and either dispose or storage of the produced fluids Wireless Wells – Measurement and control technology that allows communications from surface to the wellbore to acquire pressure and temperature data or control downhole devices without the need to deploy wireline in the wellbore or with the completion A-11